Exhibit 10.2

EIGHTH Amendment to

Loan and security agreement

(ex-im loan facility)

THIS EIGHTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of February __, 2015, by and between Silicon Valley Bank (“Bank”) and ADVANCED PHOTONIX, INC., PICOMETRIX, LLC and ADVANCED PHOTONIX CANADA, INC. (individually, a “Borrower” and, collectively, the “Borrowers”).

Recitals

A.     Bank, Advanced Photonix, Inc., Picometrix, LLC and Advanced Photonix Canada, Inc. are parties to that certain Loan and Security Agreement (Ex-Im Loan Facility) dated as of January 31, 2012, as amended by a First Amendment to Loan and Security Agreement dated as of October 25, 2012 a Second Amendment to Loan and Security Agreement dated as of February 8, 2013, a Third Amendment to Loan and Security Agreement dated as of January 22, 2014, a Fourth Amendment and Forbearance to Loan and Security Agreement dated as of February 10, 2014, a Fifth Amendment to Loan and Security Agreement and Waiver dated as of March 5, 2014, a Sixth Amendment to Loan and Security Agreement dated as of April 30, 2014, and a Seventh Amendment to Loan and Security Agreement dated as of June 20, 2014 (as the same may from time to time be further amended, modified, supplemented or restated, collectively, the “Loan Agreement”).

B.     Borrower has requested that Bank amend the Loan Agreement. Bank is willing to do so, and to amend certain provisions of the Loan Agreement in accordance with the terms, and subject to the conditions, set forth herein.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.     Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.     Amendments to Loan Agreement.

2.1     Section 6.9 (Financial Covenants). Section 6.9 of the Loan Agreement is amended and restated in its entirety to read as follows:

6.9      Financial Covenants. Maintain at all times, to be tested as of the last day of each fiscal month, unless otherwise noted, on a consolidated basis with respect to Borrowers:

(a)     Liquidity Ratio. Borrowers’ unrestricted cash and Cash Equivalents at Bank plus the net balance sheet billed Accounts divided by Borrowers’ Indebtedness to Bank of not less than 1.30 to 1.00.

(b)     EBITDA. Measured as of the end of each fiscal month, on a trailing 6-month basis, EBITDA of at least the following:

Period	Minimum EBITDA

Through fiscal month ending June 30, 2015	($1,250,000)

Month ending July 31, 2015	$1.00

Month ending August 31 and thereafter	$100,000

2.2     Section 13 (Definitions).

(a)     The following terms in Section 13.1 are amended and restated in their entirety to read as follows:

“EBITDA” shall mean Borrowers’ (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) non-cash stock compensation, (e) income tax expense, plus (f) other non-cash items including intangible asset write-offs, plus (g) non-cash warrant liability expenses to the extent deducted from the calculation of Net Income or less non-cash warrant liability income to the extent added to the calculation of Net Income plus (h) modification fees associated with the amendment to the credit facility between Borrowers and Partners for Growth III, L.P plus (i) up to $150,000 in costs actually incurred in connection with a transaction with Luna Innovations Incorporated.

“Revolving Margin” is 5.0%.

3.     Compliance Certificate. The Compliance Certificate is amended to be in the form of Exhibit C attached hereto.

4.     Fees. Borrower shall pay Bank a fee equal to $25,000 in connection with this Amendment, $10,000 of which is due on the date hereof, and $15,000 of which is due upon the earlier to occur of the repayment of the Obligations or the date that the Obligations become due and payable.

5.     Limitation of Amendment.

5.1     The amendments set forth in Sections 2 and 3, above, are effective for the purposes set forth herein and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy that Bank may now have or may have in the future under or in connection with any Loan Document.

5.2     This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

6.     Representations and Warranties. To induce Bank to enter into this Amendment, each Borrower represents and warrants to Bank as follows:

6.1     Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

6.2     Such Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

6.3     Except with respect to Advanced Photonix, Inc.’s Amended By-Laws, which were amended on January 28, 2015, the organizational documents of such Borrower previously delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

6.4     The execution and delivery by such Borrower of this Amendment and the performance by such Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

6.5     The execution and delivery by such Borrower of this Amendment and the performance by such Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting such Borrower, (b) any contractual restriction with a Person binding on such Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on such Borrower, or (d) the organizational documents of such Borrower;

6.6     The execution and delivery by such Borrower of this Amendment and the performance by such Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on such Borrower, except as already has been obtained or made; and

6.7     This Amendment has been duly executed and delivered by such Borrower and is the binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

7.     Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.     Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) payment of a fee of $10,000 and the Bank Expenses incurred in connection with this Amendment, and (c) and such other documents as Bank may reasonably request.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWERS

SILICON VALLEY BANK	ADVANCED PHOTONIX, INC.

By:	By:
Name:	Name:
Title:	Title:

PICOMETRIX, LLC

By:
Name:
Title:

ADVANCED PHOTONIX CANADA, INC.

By:
Name:
Title:

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	ADVANCED PHOTONIX, INC., ADVANCED PHOTONIX CANADA, INC. and PICOMETRIX, LLC

The undersigned authorized officer of ADVANCED PHOTONIX, INC., ADVANCED PHOTONIX CANADA, INC. and PICOMETRIX, LLC (collectively, “Borrowers”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrowers and Bank (the “Agreement”):

(1) Borrowers are in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrowers, and each of their Subsidiaries, have timely filed all required tax returns and reports, and Borrowers have timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrowers except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement; and (5) no Liens have been levied or claims made against Borrowers or any of their Subsidiaries relating to unpaid employee payroll or benefits of which Borrowers have not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrowers are not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Transaction Report, A/R & A/P Agings	monthly within 15 days and with each Advance Request when in Streamline (weekly when not in Streamline)	Yes No
Board projections	30 days prior to FYE	Yes No
Monthly financial statements with Compliance Certificate	Within 30 days of fiscal month ends except for quarter ends which have 45 days	Yes No
Annual financial statement (CPA Audited) with Compliance Certificate	FYE within 120 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

The following Intellectual Property was registered (or a registration application submitted) after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies

Maintain on a Monthly Basis:

Minimum Liquidity Ratio	1.3:1.0	___:1.0	Yes No
Minimum EBITDA, monthly on trailing 6 month basis	($1,250,000) through 6/30/15 $1.00 7/31/15; $100,000 thereafter	$__________	Yes No

The following financial covenant analys[is][es] and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

API Pricing Matrix

Revolver

Revolving Margin	5.0%

ADVANCED PHOTONIX, INC.	ADVANCED PHOTONIX CANADA, INC.

By:	By:
Name:	Name:
Title:	Title:

PICOMETRIX, LLC

By:
Name:
Title:

Schedule 1 to Compliance Certificate

Financial Covenant of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:     ____________________

I.     Liquidity Ratio (Section 6.9(a))

Required:     1.30:1.0

Actual:

A.	Unrestricted cash and Cash Equivalents at Bank	$

B.	Net balance sheet billed A/R	$

C.	Liquidity (line A plus line B)	$

D.	Total Indebtedness to Bank	$

E.	Liquidity Ratio (line C divided by line D)

Is line C equal to or greater than 1.30 to1:00?

      No, not in compliance                                                                                                                                                         Yes, in compliance

II.     EBITDA (Section 6.9(b))

Required:     Monthly, on trailing 6 month basis

Period	EBITDA
Closing through June 30, 2015	($1,250,000)
July 31, 2015	$1
Thereafter	$100,000

Actual:

A.	Net Income		$

B.	To the extent included in the determination of Net Income

	1.	The provision for income taxes	$

	2.	Depreciation expense	$

	3.	Amortization expense	$

	4.	Net Interest Expense	$

	5.	Non-cash stock compensation plus all other non-cash items including intangible asset writeoffs	$

	6.	Non-cash Warrant (income) or expense	($	)

	7.	Modification Fees	$

	8.	Luna costs up to $150,000	$

	9.	The sum of lines 1 through 8	$

C.	EBITDA (line A plus line B.9)		$

Is line C equal to or greater than the amount specified in the chart?

      No, not in compliance                                                                                                                                                         Yes, in compliance

PRO FORMA INVOICE FOR LOAN CHARGES

BORROWER:	ADVANCED PHOTONIX, INC.
(Eighth Amendment to Ex-Im Facility)

LOAN OFFICER:	Tom Hertzberg

DATE:	February __, 2015

	Loan Fee	$10,000
	Legal Fees	$______

	TOTAL FEE DUE	$_____

Please indicate the method of payment:

{ }     A check for the total amount is attached.

{ }     Debit DDA #________________ for the total amount.

{ }     Loan proceeds

Borrower: ADVANCED PHOTONIX, INC.

By:
(Authorized Signer)

Silicon Valley Bank	(Date)
Account Officer's Signature